SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 8, 2006

MAGIC MEDIA NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29921	65-0494581

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

530 North Federal Highway, Fort Lauderdale, Florida	33301

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (954) 764-0579

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01 – Entry into a Material Definitive Agreement

            On August 8, 2006, Magic Media Networks, Inc. ("we" or "our") entered into a stock purchase agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference, with Integrated Media Systems, Inc. d/b/a Be Media ("Be Media"), a privately held California based audiovisual systems integrator, and Be Media's sole shareholder, Mohammad R. Ahmadi ("Mr. Ahmadi"). Under the terms of the stock purchase agreement, we will purchase from Mr. Ahmadi all of the outstanding capital stock of Be Media in exchange for shares of a new series of our Preferred stock.  The precise total number of common shares into which such Preferred stock will be convertible shall equal 49.9% of the total common and preferred shares outstanding, as adjusted for certain share issuances, and may further be adjusted in accordance with a formula based on Be Media's June 30, 2006 balance sheet, which shall have been formally reviewed by its independent accounting firm. Conversion of the new series of preferred stock is subject to the approval of an increase in our authorized common stock.

            Completion of the proposed transaction is subject to various conditions that are set forth in the stock purchase agreement, including the condition that we raise, on terms that are satisfactory to us, from the offer and sale of our equity securities, in a transaction not involving a public offering, that amount, which, after the payment of applicable expenses and fees, results in our receiving $3,000,000 of which $1,000,000 shall be distributed to Be Media and $1,000,000 to Destination Television, Inc.

            The stock purchase agreement also provides for the filing of a registration statement; employment agreements for key executives; corporate governance changes and other matters.

            Although we and the other parties to the stock purchase agreement anticipate a closing in September 2006, there is no assurance that the conditions for closing will be met and consequently there can be no assurance that the transaction will be completed.

            Press Release

            On August 10, 2006, we issued a press release, which is attached as Exhibit 99.1 hereto and incorporated herein by reference, regarding our executing the stock purchase agreement referred to above.

Item 9.01 - Financial Statements and Exhibits.

               (c) Exhibits.

                 10.1 - Stock Purchase Agreement among Magic Media Networks, Inc., Mohammad R. Ahmadi, and Integrated Media Systems, Inc. dated August 8, 2006.
                 99.1 - Press Release dated August 10, 2006.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 10, 2006

Magic Media Networks, Inc.

Registrant

By:	/s/ Gordon Scott Venters

President